PROFESSIONAL SERVICES AGREEMENT

This Agreement is to be effective as of April 1, 2011.

BETWEEN:

Kelso Technologies Inc. ("The Company")

AND:

Richard Lee ("Lee")

WHEREAS: Lee is a Certified Management Accountant and is currently the Chief Financial Officer. Lee specializes in financial reporting, entrepreneurial and turnaround management, corporate finance, business development, corporate communication, public company strategic planning and administration.

WHEREAS: The Company is a publicly traded company in good standing on the TSX Venture Exchange under the trading symbol: KLS. Kelso, under the guidance of Lee and the Company's CEO of the Company, has become financially solvent and has been able to secure the necessary resources required to pursue Kelso's business ambitions. The proprietary technologies aimed at the transportation industry are believed to have significant commercial value. With continuity of management and access to capital these technologies can be exploited successfully in the marketplace.

The Company wishes to continue with its current management team and its business plan to exploit its technologies commercially.

The Company requires specialized business development and public company expertise to ensure the Company's survival and future capability.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed that:

1. The Company hereby engages Lee on a non-exclusive "best efforts" basis and Lee agrees to perform the following services on a "best efforts" basis to execute a strategic plan to grow the Company's business and value on behalf of the shareholders of the Company:

- Act as the Company's Chief Financial Officer;
- Prepare financial statements on a quarterly and annual basis;
- Manage all audit functions as required by regulatory guidelines;
- Work to enhance the position the Company in the investment community manage its business affairs and build corporate value;
- List Kelso on the OTCQX or OTCBB exchange in the United States;
- Create business targets and budgets to exploit the Company's technology opportunities;
- Formulate development strategies including access to new equity capital programs, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of the Company's business;
- Create and distribute press information to existing shareholders, brokerage firms, registered representatives, institutional investors, fund managers, securities analysts,

potential investors who have contacted the Company seeking such information, the media and others as appropriate;

- Recruit new investors and gain access to development capital through new equity issues, government grants or debt arrangements; and
- Create and control corporate communications including press releases, Management's Discussion & Analysis, other regulatory filings and corporate correspondence as required by the policies and guidelines of the TSX Venture Exchange.

2. The Company hereby agrees to pay Lee as remuneration for the services to be provided hereunder for the following fee schedule:

(a) CDN$10,000.00 plus HST monthly, to be paid on or before the 1st day of the month from April 1, 2011 to March 31, 2012;

(b) CDN$12,500.00 plus HST monthly from April 1, 2012 to March 31, 2013;

(c) CDN$15,000.00 plus HST monthly from April 1, 2013 to March 31, 2014;

(d) annual bonus calculated at one-third (1/3) of 10% of the net profit as determined by the auditor of the Company; and

(e) an additional stock option for 100,000 common shares at an exercise price acceptable to the TSX Venture Exchange.

3. Lee represents and warrants that it has the core competencies, qualifications, experience and capabilities necessary to carry out the services to be performed hereunder, and that the services will be performed to a high standard of care, skill and diligence. Richard Lee has a Personal Information Form (PIF) on file.

4. Each party to this Agreement is responsible for informing itself of and complying with all applicable federal, provincial and applicable securities laws and the policies of the TSX Venture Exchange. In particular, Lee will ensure that without Company's approval it does not disclose confidential information of the Company and does not trade or allow trades of Company securities while in possession of confidential non-public information regarding the Company.

5. The Company will pay all business expenses incurred by Lee on behalf of the Company. The Company agrees to pay invoices for fees and expenses when rendered.

6. Lee will not be liable for any information or documentation supplied by the Company including any material developed by Lee that is verified and accepted by the Company, and will be indemnified and saved harmless by the Company from any claims, proceedings, costs, fines, damages, expenses, and losses arising from such information or documentation. In performing the services hereunder, Lee shall comply at its expense with all applicable laws, including without limitation applicable securities laws. Lee hereby agrees to indemnify and hold the Company harmless from any liability, loss, expense, damage, claim, suit, action or proceeding which may arise out of Lee's failure to so comply. This indemnity shall survive the termination of this Agreement and any termination of services by Lee.

7. The Company shall provide Lee with all information about the Company, such as financial statements, business plans, news releases, material change reports, offering documents, filing statements, promotional information, and other similar relevant documentation as may be reasonably necessary to complete and perform the services hereunder. The Company will ensure that Lee has up to date information within a reasonable time frame after such information being available. The Company acknowledges and agrees that the purpose of this disclosure is for the use by Lee in performing services under this Agreement, and Lee may rely on and assume the accuracy of the information, and is not obligated to assess the financial viability of, or verify factual information about the Company provided to Lee.

8. Services to be performed under this Agreement shall commence on April 1, 2011 and shall continue for thirty-six (36) months notwithstanding that this Agreement can be cancelled at any time with thirty (30) days written notice by either party. In the event the Company cancels the Agreement the Company agrees to provide Lee with a final payment of three months (3) of applicable monthly fees and any unpaid expenses.

9. Unless permitted by resolution of the Directors of the Company, Lee shall not, during the term of this Agreement or any time thereafter, use for its own purpose other than those of the Company, any intellectual property of knowledge or confidential information of any kind whatsoever it may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

10. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other addresses as to which notice pursuant to this section may be given. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Richard Lee at:

And to the Company at:

Kelso Technologies Inc.
7773 – 118A Street
North Delta, BC, V4C 6V1

11. Each of the parties hereby covenants and agrees that at any time and from time to time it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

12. This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, representations, warranties, statements, promises, information, arrangements, whether oral or written, express or implied.

13. No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

14. This Agreement, and all covenants, terms and provisions contained herein, shall be binding upon and insure to the benefit of the parties hereto and to their respective successors and assigns, except that nothing herein shall be deemed to authorise Lee to assign this Agreement other than to an entity owned or controlled by the present owners of Lee.

15. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

16. This Agreement will be governed by and be construed in accordance with the laws of British Columbia, Canada.

17. Time is of the essence of this Agreement.

EXECUTED IN THE CITY OF KELOWNA AND VANCOUVER ON MARCH 31, 2011.

RICHARD LEE

/s/ Richard Lee
Richard Lee

On behalf of the Board of Directors of KELSO TECHNOLOGIES INC.

/s/ James R. Bond
James R. Bond, Director, CEO and President

/s/ Neil Gambow
Neil Gambow, Director